UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2008

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 9, 2008, Memory Pharmaceuticals Corp. (the "Registrant") announced that on June 6, 2008 it received a letter from the NASDAQ Listing Qualifications Department notifying the Registrant that, because it has not regained compliance with the $1.00 bid price requirement set forth in Marketplace Rule 4450(a)(5), its securities are subject to delisting from The NASDAQ Global Market, unless the Registrant requests a hearing. The Registrant intends to request a hearing before the NASDAQ Listing Qualifications Panel, which will automatically stay the delisting of its securities until the Panel issues a decision following the hearing.

At the hearing, the Registrant expects to present its plan to achieve and sustain compliance with all requirements for continued listing, including the minimum stockholders’ equity requirement. As set forth in the Registrant’s proxy statement dated May 19, 2008 relating to its 2008 Annual Meeting of Stockholders, the Registrant is requesting stockholder approval to effect a reverse stock split to remedy the bid price deficiency. As previously announced, the Registrant has also been notified by NASDAQ that it is currently below the $10.0 million stockholders’ equity requirement for continued listing on The NASDAQ Global Market.

The press release that includes this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press Release dated June 9, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

June 9, 2008	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 9, 2008